EXHIBIT 10.18

UNITED STATES OF AMERICA
DEPARTMENT OF THE TREASURY
COMPTROLLER OF THE CURRENCY

In the Matter of: Bay National Bank Lutherville, MD	) ) )

STIPULATION AND CONSENT TO THE ISSUANCE
OF A CONSENT ORDER

The Comptroller of the Currency of the United States of America (“Comptroller”) intends to initiate cease and desist proceedings against Bay National Bank, Lutherville, MD (“Bank”) pursuant to 12 U.S.C. § 1818(b).

The Bank, in the interest of compliance and cooperation, consents to the issuance of a Consent Order, dated February 6, 2009 (“Order”);

In consideration of the above premises, the Comptroller, through his authorized representative, and the Bank, through its duly elected and acting Board of Directors, hereby stipulate and agree to the following:

ARTICLE I

JURISDICTION

(1) The Bank is a national banking association chartered and examined by the Comptroller pursuant to the National Bank Act of 1864, as amended, 12 U.S.C. § 1 et seq.

(2) The Comptroller is “the appropriate Federal banking agency” regarding the Bank pursuant to 12 U.S.C. §§ 1813(q) and 1818(b).

(3) The Bank is an “insured depository institution” within the meaning of 12 U.S.C. § 1818(b)(1).

ARTICLE II

AGREEMENT

(1) The Bank, without admitting or denying any wrongdoing, hereby consents and agrees to the issuance of the Order by the Comptroller.

(2) The Bank further agrees that said Order shall be deemed an “order issued with the consent of the depository institution” as defined in 12 U.S.C. § 1818(h)(2), and consents and agrees that said Order shall become effective upon its issuance and shall be fully enforceable by the Comptroller under the provisions of 12 U.S.C. § 1818(i).  Notwithstanding the absence of mutuality of obligation, or of consideration, or of a contract, the Comptroller may enforce any of the commitments or obligations herein undertaken by the Bank under his supervisory powers, including 12 U.S.C. § 1818(i), and not as a matter of contract law.  The Bank expressly acknowledges that neither the Bank nor the Comptroller has any intention to enter into a contract.

(3) The Bank also expressly acknowledges that no officer or employee of the Comptroller has statutory or other authority to bind the United States, the U.S. Treasury Department, the Comptroller, or any other federal bank regulatory agency or entity, or any officer or employee of any of those entities to a contract affecting the Comptroller’s exercise of his supervisory responsibilities.

ARTICLE III

WAIVERS

(1) The Bank, by signing this Stipulation and Consent, hereby waives:

(a)           the issuance of a Notice of Charges pursuant to 12 U.S.C. § 1818(b);

(b)	any and all procedural rights available in connection with the issuance of the Order;
(c)	all rights to a hearing and a final agency decision pursuant to 12 U.S.C. § 1818(i), 12 C.F.R. Part 19;
(d)	all rights to seek any type of administrative or judicial review of the Order; and

 (e) any and all rights to challenge or contest the validity of the Order.

ARTICLE IV

OTHER ACTION

(1) The Bank agrees that the provisions of this Stipulation and Consent shall not inhibit, estop, bar, or otherwise prevent the Comptroller from taking any other action affecting the Bank if, at any time, it deems it appropriate to do so to fulfill the responsibilities placed upon it by the several laws of the United States of America.

IN TESTIMONY WHEREOF, the undersigned, authorized by the Comptroller as his representative, has hereunto set her hand on behalf of the Comptroller.

MaryAnn H. Kennedy Assistant Deputy Comptroller Washington DC Satellite Field Office	Date

IN TESTIMONY WHEREOF, the undersigned, as the duly elected and acting Board of Directors of the Bank, have hereunto set their hands on behalf of the Bank.

Charles E. Bounds	Date
Gary T. Gill	Date
R. Michael Gill	Date

John R. Lerch	Date
Donald G. McClure, Jr.	Date
Hugh Mohler	Date
Robert L. Moore	Date
James P. O’Conor	Date
H. Victor Rieger, Jr.	Date
William B. Rinnier	Date
Edwin A. Rommell, III	Date

Henry H. Stansbury	Date
Kenneth H. Trout	Date
Eugene M. Waldron, Jr.	Date
Carl A. J. Wright	Date

APPENDIX A
Bay National Bank
Lutherville, MD

CRITICIZED ASSET REPORT AS OF:

BORROWER(S):
ASSET BALANCE(S) AND OCC RATING (SM, SUBSTANDARD, DOUBTFUL OR LOSS):
$ CRITICISM
AMOUNT CHARGED OFF TO DATE
FUTURE POTENTIAL CHARGE-OFF

PRESENT STATUS (Fully explain any increase in outstanding balance; include past due status, nonperforming, significant progress or deterioration, etc.):
FINANCIAL AND/OR COLLATERAL SUPPORT (include brief summary of most current financial information, appraised value of collateral and/or estimated value and date thereof, bank's lien position and amount of available equity, if any, guarantor(s) info, etc.):

PROPOSED PLAN OF ACTION TO ELIMINATE ASSET CRITICISM(S) AND TIME FRAME FOR ITS ACCOMPLISHMENT:
IDENTIFIED SOURCE OF REPAYMENT AND DEFINED REPAYMENT PROGRAM (repayment program should coincide with source of repayment):
Use this form for reporting each criticized asset that exceeds one hundred and fifty thousand dollars ($150,000) and retain the original in the credit file for review by the examiners.  Submit your reports monthly until notified otherwise, in writing, by the Assistant Deputy Comptroller.